Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Carbylan Therapeutics, Inc. is filed on behalf of each of the undersigned.

Date: June 23, 2016

INTERWEST PARTNERS IX, L.P.

By:	InterWest Management Partners IX, LLC
Its:	General Partner

By:	/s/ Gilbert H. Kliman
GILBERT H. KLIMAN
Managing Director

INTERWEST MANAGEMENT PARTNERS IX, LLC

By:	/s/ Gilbert H. Kliman
GILBERT H. KLIMAN
Managing Director

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Philip T. Gianos

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for W. Stephen Holmes III

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Gilbert H. Kliman

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Arnold L. Oronsky

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Bruce A. Cleveland

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Khaled A. Nasr